                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Smith International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

[SMITH INTERNATIONAL, INC. LOGO]

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 2001

                             ---------------------

To Our Stockholders:

     The Annual Meeting of Stockholders of Smith International, Inc. (the "Company") will be held on TUESDAY, APRIL 24, 2001, at 9:00 a.m., at 700 King Street, Wilmington, Delaware, to consider and take action on the following:

          1. Re-election of two directors: James R. Gibbs and Jerry W. Neely, both for a term of three years;

          2. Approval of amendments to the Smith International, Inc. Stock Plan for Outside Directors;

          3. Ratification of Arthur Andersen LLP as auditors for 2001; and

          4. Transaction of any other business properly before the Annual
             Meeting.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" PROPOSALS 1, 2 AND
3.

     The Board of Directors has fixed the close of business on March 1, 2001 as the record date for determining stockholders who are entitled to notice of and to vote at the meeting.

     This Proxy Statement, voting instruction card and Smith International, Inc. 2000 Annual Report are being distributed on or about March 26, 2001.

     This year we are again offering three ways to vote your shares. In addition to the traditional paper proxy card, you may vote via the Internet or by telephone by following the instructions included in this package. In either case, you will need the Control Number that is imprinted on your personalized proxy card.

                                            By Order of the Board of Directors

                                            /s/ NEAL S. SUTTON
                                            Neal S. Sutton
                                            Secretary

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
GENERAL INFORMATION ABOUT VOTING............................    1
PROPOSAL 1: ELECTION OF DIRECTORS...........................    2
  Nominees..................................................    3
  Directors Continuing in Office............................    4
  Stock Ownership of Directors and Executive Officers.......    5
  Information about the Board of Directors and its
     Committees.............................................    6
  Audit Committee Report....................................    7
  Executive Compensation....................................    8
     Compensation and Benefits Committee Report on Executive
      Compensation..........................................    8
     Comparison of Five-Year Cumulative Total Return........   11
     Executive Compensation Tables..........................   12
     I.   Summary Compensation Table........................   12
     II.  Option/SAR Grants in 2000.........................   13
     III. Aggregated Option Exercises in 2000 and December
      31, 2000 Option Values................................   13
     Retirement Benefits and Employment Contracts...........   13
  Additional Information about Our Directors and Executive
     Officers...............................................   15
  Stock Ownership of Certain Beneficial Owners..............   16
PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE SMITH
  INTERNATIONAL, INC. STOCK PLAN FOR OUTSIDE DIRECTORS......   16
PROPOSAL 3: APPROVAL OF ARTHUR ANDERSEN LLP AS AUDITORS.....   17
OTHER BUSINESS..............................................   17
STOCKHOLDERS' PROPOSALS.....................................   17
ANNUAL REPORT AND FINANCIAL INFORMATION.....................   18
APPENDIX A: SMITH INTERNATIONAL, INC. AUDIT COMMITTEE
  CHARTER...................................................  A-1

                        [SMITH INTERNATIONAL, INC LOGO]
                                P. O. Box 60068
                             Houston TX 77205-0068

                                PROXY STATEMENT

     YOUR VOTE IS VERY IMPORTANT. For this reason, the Board of Directors is soliciting proxies to be used at the 2001 Annual Meeting. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. "We," "our," "Smith" and the "Company" each refers to Smith International, Inc. This Proxy Statement is first being sent to our stockholders on or about March 22, 2001. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE
(1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE, (2) BY CALLING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, OR (3) VIA THE INTERNET AS INDICATED ON THE PROXY CARD.

                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE.

     You are entitled to vote your common stock if our records show that you held your shares as of March 1, 2001. At the close of business on March 1, 2001, a total of 50,540,389 shares of common stock ("Common Stock") were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote.

HOW YOU CAN VOTE.

     If you return your signed proxy card to us, or if you vote by the Internet or by telephone before the Annual Meeting, we will vote your shares as you direct. You can specify on your proxy whether your shares should be voted for all, some, or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from the other two proposals. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted. If the meeting is adjourned, your Common Stock may be voted by the proxies on the new meeting date as well, unless you have revoked your proxy instructions.

     IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTORS AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW; AND "FOR" PROPOSALS 2 AND 3.

HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS.

     You can revoke your proxy at any time before it is exercised in any of four ways:

          (1) by submitting written notice of revocation to our Secretary;

          (2) by submitting another proxy that is properly signed and later dated;

          (3) by submitting another proxy via the Internet or by telephone on a date after the date of your last proxy; or

          (4) by voting in person at the meeting.

NUMBER OF VOTES REQUIRED.

     Directors must be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the greatest number of votes will be elected. A majority of the shares represented at the meeting is required to approve each proposal. The Annual Meeting will be held if a majority of the outstanding Common Stock entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. "Broker non-votes" also count for quorum purposes. If you hold your Common Stock through a broker, bank or other nominee, generally the nominee may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the nominee may vote on matters that the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes do not count as votes for or against any proposal; however, an abstention counts as a vote against a proposal. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING.

     We do not know of any matters to be presented or acted upon at the meeting, other than those mentioned in this document. If any other matter is presented at the meeting on which a vote may properly be taken, your signed proxy card gives authority to Doug Rock and Neal S. Sutton to vote on such matters.

COST OF THIS PROXY SOLICITATION.

     We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, some of our employees may solicit stockholders for the same type of proxy, personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We have retained Morrow & Co. to assist in the solicitation of proxies for a fee of $6,500, plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     At the 2001 Annual Meeting, stockholders will elect two persons as Class III directors to hold office until the 2004 Annual Meeting, or until they are succeeded by other qualified directors who have been elected. The nominees are James R. Gibbs and Jerry W. Neely.

     Directors must be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the greatest number of votes will be elected. Votes withheld for any Director will not be counted.

     We will vote your shares as you specify on your proxy card. If you properly execute and return your proxy card (in paper form, electronically via the Internet or by telephone), but don't specify how you want your shares voted, we will vote them for the election of both of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for either of the nominees, and you have either voted for the substituted nominee or not specified your vote, we will vote your shares for that other person.

     Both of the nominees are now members of the Board of Directors. A brief biography of all directors is presented below:

                                    NOMINEES

     Directors to be elected to Class III for term expiring in 2004:

JAMES R. GIBBS                                                                                   [PICTURE]
Age:                                  56
Director Since:                       1990
Recent Business Experience:           Mr. Gibbs is the Chairman of the Board,
                                      President & Chief Executive Officer of
                                      Frontier Oil Corporation (formerly Wainoco
                                      Oil Corporation). He was President and Chief
                                      Operating Officer of Frontier from January
                                      1, 1987 to April 1, 1992, at which time he
                                      assumed the additional position of Chief
                                      Executive Officer. He was elected Chairman
                                      of the Board of Frontier in April 1999. He
                                      joined Frontier Oil Corporation in February
                                      1982 as Vice President of Finance and
                                      Administration, and was appointed Executive
                                      Vice President in September 1985.
Committee Membership:                 Audit Committee; Chairman, Compensation and
                                      Benefits Committee; Executive Committee.
Other Directorships:                  Frontier Oil Corporation; Veritas DGC Inc.;
                                      Gundle/SLT Environmental Inc.; Talon
                                      International, Inc.; advisory director of
                                      Frost Bank-Houston.

JERRY W. NEELY                                                                                   [PICTURE]
Age:                                  64
Director Since:                       1977
Recent Business Experience:           Mr. Neely held a number of positions with
                                      the Company from 1965 to 1987. He was
                                      elected Chairman of the Board in December
                                      1977 and served in that capacity until
                                      December 1987. Since that time, Mr. Neely
                                      has been a private investor.
Committee Membership:                 Audit Committee; Compensation and Benefits
                                      Committee; Chairman, Executive Committee.
Other Directorships:                  Elamex; member of the Board of Trustees of
                                      the University of Southern California.

                         DIRECTORS CONTINUING IN OFFICE

     Directors of Class I to continue in office until 2002:

G. CLYDE BUCK                                                                                    [PICTURE]
Age:                                  63
Director Since:                       1992
Recent Business Experience:           Mr. Buck has had extensive experience in
                                      energy-related matters. He received a B.A.
                                      in economics from Williams College and a
                                      M.B.A. from Harvard and is currently Senior
                                      Vice President and Managing Director
                                      Corporate Finance of the investment banking
                                      firm of Sanders Morris Harris Inc., a
                                      position he has held since April 1998. From
                                      1983 to 1998, Mr. Buck was a Managing
                                      Director in the Houston corporate finance
                                      office of Dain Rauscher Incorporated.
Committee Membership:                 Compensation and Benefits Committee.

LOREN K. CARROLL                                                                                 [PICTURE]
Age:                                  57
Director Since:                       1987
Recent Business Experience:           Mr. Carroll joined the Company in December
                                      1984 as Vice President and Chief Financial
                                      Officer. In January 1988 he was appointed
                                      Executive Vice President and Chief Financial
                                      Officer and served in that capacity until
                                      March 1989. Mr. Carroll rejoined the Company
                                      in 1992 as Executive Vice President and
                                      Chief Financial Officer and continues to
                                      hold the office of Executive Vice President
                                      of the Company. On March 16, 1994, Mr.
                                      Carroll was named the President and Chief
                                      Executive Officer of M-I, a company in which
                                      the Company holds a 60% interest.
Committee Membership:                 Executive Committee.
Other Directorships:                  Fleetwood Enterprises, Inc.

WALLACE S. WILSON                                                                                [PICTURE]
Age:                                  71
Director Since:                       1998
Recent Business Experience:           Mr. Wilson was President of Wilson
                                      Industries, Inc. from 1964 to 1980, at which
                                      time he assumed the additional position of
                                      Chairman of the Board and Chief Executive
                                      Officer. He served as Chairman of the Board,
                                      President and Chief Executive Officer of
                                      Wilson Industries until April 30, 1998, when
                                      Wilson Industries was purchased by the
                                      Company. Mr. Wilson became a director of the
                                      Company on May 15, 1998.
Committee Membership:                 Compensation and Benefits Committee.

     Directors of Class II to continue in office until 2003:

BENJAMIN F. BAILAR                                                                               [PICTURE]
Age:                                  66
Director Since:                       1993
Recent Business Experience:           Mr. Bailar is the Dean and H. Joe Nelson,
                                      III Professor of Administration Emeritus of
                                      Jesse H. Jones Graduate School of
                                      Administration of Rice University, where he
                                      held that position from September 1, 1987
                                      through June 1997.
Committee Membership:                 Chairman, Audit Committee.
Other Directorships:                  Dana Corporation; Trico Marine Services,
                                      Inc.;
                                      Trustee of the Philatelic Foundation.

DOUG ROCK                                                                                        [PICTURE]
Age:                                  54
Director Since:                       1987
Recent Business Experience:           Mr. Rock was elected Chairman of the Board
                                      of Directors on February 26, 1991. Mr. Rock
                                      has been with the Company since 1974 and has
                                      been Chief Executive Officer, President and
                                      Chief Operating Officer since March 31,
                                      1989.
Committee Membership:                 Executive Committee.
Other Directorships:                  VIAD CORP.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the number of shares of Common Stock beneficially owned as of March 1, 2001 by each director or nominee for director, the executive officers named in the Summary Compensation Table included later in this Proxy Statement and all directors and executive officers as a group. Except as otherwise indicated, the persons listed below have sole voting power and investment power relating to the shares shown. All directors and executive officers beneficially own 4.2% of the outstanding Common Stock.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

                                                       COMMON STOCK
                                                    BENEFICIALLY OWNED
                                                   --------------------
                                                    NO. OF     PERCENT
NAME OF INDIVIDUAL                                  SHARES     OF CLASS
------------------                                 ---------   --------
Benjamin F. Bailar(1)............................      4,200     *
Roger A. Brown(2)................................     20,400     *
G. Clyde Buck(1).................................     11,200     *
Loren K. Carroll(2)..............................    115,825     *
James R. Gibbs(1)................................      4,100     *
John J. Kennedy(2)...............................     49,950     *
Jerry W. Neely(1)................................    247,902     *
Doug Rock(2).....................................    142,350     *
Neal S. Sutton(2)................................     26,600     *
Wallace S. Wilson(1).............................  1,439,645     2.8
All directors and executive officers as a group
  (16 persons)(1)(2)(3)..........................  2,126,027     4.2

---------------

 *  Less than 1%

(1) The amounts reported include 400 shares of Common Stock to be issued to each outside director on or about April 24, 2001 under the Smith International, Inc. Stock Plan for Outside Directors.

(2) The amounts reported include shares of Common Stock that could be acquired on or before May 1, 2001 through the exercise of stock options as follows:
    Mr. Rock: 142,350 shares; Mr. Carroll: 88,125 shares; Mr. Kennedy: 49,950 shares; Mr. Sutton: 26,600 shares; and Mr. Brown: 20,400 shares; and all executive officers as a group: 387,280 shares.

(3) The amounts reported include shares of Common Stock allocated to accounts under a Section 401(k) plan as follows: all directors and executive officers as a group: 3,600.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     THE BOARD. During 2000, the Board of Directors held seven meetings. All directors attended at least 75% of the meetings of the Board of Directors and of all committees on which they served.

     COMMITTEES OF THE BOARD.

     The Company has an Audit Committee and its members are Messrs. Bailar, Gibbs and Neely. The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions. This committee also recommends the firm that the Company should retain as its independent accountant. All members of the Audit Committee are non-employee directors. During 2000, the Audit Committee held two meetings.

     The Company has a Compensation and Benefits Committee, and its members are Messrs. Gibbs, Buck, Neely and Wilson. The Compensation and Benefits Committee reviews the Company's executive compensation and employee benefit plans and programs, including their establishment, modification and administration. It also administers the Company's stock option plan. During 2000, this committee held two meetings. The Executive Compensation Subcommittee of this committee, comprised of Messrs. Gibbs and Buck, held two meetings during 2000.

     The Company has an Executive Committee and its members are Messrs. Neely, Carroll, Gibbs and Rock. The Executive Committee has limited power to act on behalf of the Board whenever the Board is not in session. This committee meets only as needed and did not meet in 2000.

     The Board of Directors does not have a Nominating Committee.

     DIRECTORS' COMPENSATION. Employee directors receive no additional compensation other than their normal salary for serving on the Board or its committees. Non-employee directors receive $30,000 annually and $1,500 for each meeting attended. In addition, they are paid $3,000 for chairing a committee and $1,250 for each committee meeting attended. Non-employee directors will also receive an annual grant of 400 shares of Common Stock, upon stockholder approval of the amendments to the Smith International, Inc. Stock Plan for Outside Directors proposed in this Proxy Statement.

     NON-EMPLOYEE DIRECTOR PROGRAMS. The Company terminated its Directors' Retirement Plan in 1998. The Company issued each of the non-employee directors restricted stock grants to fund the actuarial value of their accrued benefits under the retirement plan. These grants will "cliff-vest" upon retirement after ten years of service as a director. This means the grants will all vest at once upon retirement after ten years of service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Buck, Gibbs, Neely and Wilson are members of the Company's Compensation and Benefits Committee. During 2000, none of Mr. Buck, Mr. Gibbs, Mr. Neely and Mr. Wilson was an officer or employee of the Company or any of its subsidiaries, nor did any of them have any relationship with the Company that requires disclosure under requirements of the U.S. Securities and Exchange Commission (the "SEC"). From December 1977 to December 1987, Mr. Neely was Chief Executive Officer and Chairman of the Board of Directors of the Company.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three outside directors who are independent as defined by the New York Stock Exchange listing standards. In 2000, the Audit Committee approved and adopted a revised Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A.

     In discharging its oversight responsibility of the audit process, the Audit Committee obtained a formal written statement from its independent auditors, Arthur Andersen, describing all relationships between Arthur Andersen and the Company that might bear on Arthur Andersen's independence as discussed in Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees." In addition, the Audit Committee discussed with Arthur Andersen any relationships that might impact their objectivity and independence and satisfied itself as to Arthur Andersen's independence. The Audit Committee also discussed with management, the internal auditors and Arthur Andersen the quality and adequacy of the Company's internal controls and the organization, responsibilities and the resources of the Company's internal audit department. The Audit Committee reviewed, both with Arthur Andersen and with the Company's internal auditors, the audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with Arthur Andersen all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of Arthur Andersen's examination of the Company's financial statements. The Audit Committee also discussed the results of the Company's internal audit examinations.

     The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2000 with management and its independent auditors. Management has the responsibility for the preparation of the Company's financial statements, and Arthur Andersen has the responsibility for the examination of those statements. Based on this review and discussions with management and Arthur Andersen, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to stockholder approval, of Arthur Andersen as independent auditors, and the Board of Directors agreed with this recommendation.

     The Company did not engage Arthur Andersen to render financial information systems design and implementation services during fiscal year 2000. The Audit Committee considered the non-audit services provided by Arthur Andersen which primarily relate to employee benefit plan audits and related consultation, various statutory audits and income tax work other than that directly related to the audit. The Audit Committee believes that these services are compatible with maintaining Arthur Andersen's independence.

                                            Audit Committee

                                            Benjamin F. Bailar, Chairman
                                            James R. Gibbs
                                            Jerry W. Neely

                             EXECUTIVE COMPENSATION

      COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     The Company's executive compensation program is designed to help the Company attract, motivate and retain the executive resources that the Company needs in order to maximize its return to stockholders. The objective of the Company's compensation program for key management positions is to provide compensation packages that are consistent with competitive market norms for companies similar in size, activity and complexity to the Company.

     The Compensation and Benefits Committee (the "Compensation Committee"), which consists solely of non-employee directors, administers the executive compensation programs of the Company and determines the compensation of senior management. An independent compensation consultant, PricewaterhouseCoopers, advises the Compensation Committee on all compensation matters.

     The Company's executive compensation program is structured and implemented to provide competitive compensation opportunities and various incentive award payments based on Company and individual performance, as well as to link compensation to financial targets that affect short and long term share price performance. The Compensation Committee administers all of the Company's executive compensation programs, including the design of the programs and the measurement of their effectiveness. The Compensation Committee also reviews and approves all salary arrangements and other payments to executives, evaluates their performance and considers other related matters.

TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code limits the allowable tax deduction that may be taken by the Company for compensation paid to the Chief Executive Officer and the four other highest paid executive officers named in the Summary Compensation Table. The limit is $1 million per executive per year, but compensation payable solely upon the attainment of performance goals is excluded from the limitation. The Compensation Committee has established an Executive Compensation Subcommittee (the "Subcommittee") to review and establish compensation for any executive officer whose compensation might exceed $1 million in any year. The Subcommittee consists of two members of the Compensation Committee, Messrs. Gibbs and Buck, who are independent directors as defined in the Internal Revenue Code and its regulations. The Compensation Committee and the Subcommittee will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Compensation Committee will take appropriate action to maintain the tax deductibility of its executive compensation.

TYPES OF COMPENSATION

     There are two main types of compensation:

          (1) Annual Compensation. This includes base salary and annual incentives in the form of bonuses. The Company awards bonuses only when a year's financial performance meets a certain level required under the annual incentive plan.

          (2) Long-Term Compensation. This includes stock options and other long-term incentive awards based on Common Stock. The value of these awards depends upon the Company's performance and future stock value.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

     The Compensation Committee wants the compensation of the Company's executives to be competitive in the worldwide energy industry. The Compensation Committee estimates an executive's competitive level of total compensation based on information from a variety of sources, including proxy statements, special surveys and the Company's compensation consultant. The companies that are part of the Peer Group described in the performance graph are some of the companies used by the Compensation Committee in establishing both base salary and performance-based targeted incentive compensation. The sources used by the Compensation Committee are larger than the Peer Group, but are all in the energy industry. The Compensation Committee then compares the industry information with the Peer Group and with the Company's compensation levels to determine both base salary and incentive compensation.

  Annual Compensation

     Annual compensation for the Company's executives includes salary and bonus. This is similar to the compensation programs of most leading companies.

     The Compensation Committee annually reviews each executive's base salary. The Compensation Committee aims to pay salaries slightly above the median of the range of compensation paid by similar companies. The Compensation Committee also looks at the specific job duties, the person's achievements and other criteria. Increases in base salary are primarily the result of individual performance, which includes meeting specific goals established by the Compensation Committee. The criteria used in evaluating individual performance varies depending on the executive's function, but generally include leadership inside and outside the Company; advancing the Company's interest with customers, vendors and in other business relationships; product quality and development; and advancement in skills and responsibility. In 2000, seven executive officers received merit increases.

  Annual Incentive Compensation

     The annual incentive plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of cash awards that are paid based on the achievement of performance objectives established for the fiscal year. Each year, the Compensation Committee sets corporate goals based upon financial objectives deemed appropriate by the Compensation Committee. These objectives may include earnings per share, profit after tax, return on assets, return on net capital employed, or other financial objectives for the year. Where executives have strategic business unit responsibilities, their goals are based on financial performance measures supporting that business unit's performance. No bonus is paid to corporate executives unless certain threshold company performance levels set by the Compensation Committee are reached. Business unit executives must meet certain threshold performance levels in their business unit's annual incentive plan in order to receive a bonus.

     Each year the Compensation Committee sets targets for each executive relating to annual incentive compensation. The target incentive awards for 2000 for eligible Company executives were based on various company, business unit and individual performance measures. The Compensation Committee does not use a specific formula for weighing individual performance. Instead, individuals are assessed based upon how they contributed to the Company's business success in their respective areas of responsibility. Awards were made in 2000 under the Annual Incentive Plan for fiscal year 1999 to eligible executives.

  Stock Option Program

     The Compensation Committee strongly believes that the grant of significant annual equity awards further links the interests of senior management and the Company's stockholders. Each year, the Compensation Committee determines the total amount of options to be made available to the Company's executives. These amounts vary each year and are based upon what the Compensation Committee believes is appropriate. The Compensation Committee considers an executive's total compensation package, including the amount of stock options previously awarded. Other important factors are the desire to create stockholder value, encourage equity ownership, provide an appropriate link to stockholder interests and provide long-term incentive award opportunities in the same range as similar companies in the Company's industry.

  Chief Executive Officer Compensation

     The Subcommittee determines the pay level for the Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for similar positions. A significant portion of compensation for the Chief Executive Officer is based upon the Company's performance. Specific actions taken by the Subcommittee regarding Mr. Rock's compensation are summarized below.

     Base Salary -- The base salary for Mr. Rock was reviewed at the December 1999 meeting of the Subcommittee and increased to $750,000. In setting Mr. Rock's base salary for fiscal year 2000, the Subcommittee reviewed the recommendations by the independent compensation consultant, PricewaterhouseCoopers, and market comparisons as well as the Company's acquisition activities and expense control during fiscal year 1999.

     Annual Incentive -- The Subcommittee reviewed the predetermined bonus objectives set by the Compensation Committee based on the Company's fiscal year financial performance. For fiscal year 1999, Mr. Rock earned an annual bonus in the amount of $429,000, which was paid in 2000.

     Stock Options -- The Company granted Mr. Rock non-qualified stock options to purchase 97,000 shares of Common Stock on December 5, 2000, at the recommendation of the Subcommittee. The award of stock options to Mr. Rock was approximately 19% of the total stock options granted to all employees of the Company in 2000. The options were granted at 100% of fair market value on the date of grant. The performance sensitivity of the grant is built into the option concept, since the options produce no gain unless the Company's share price rises over the initial grant price.

SUMMARY

     The Compensation Committee believes that the compensation program for the executives of the Company is comparable with compensation programs provided by other companies in the energy industry and serves the best interests of the Company's stockholders. The Compensation Committee also believes that annual performance pay is appropriately linked to individual performance, annual financial performance of the Company and stockholder value.

                                            Compensation and Benefits Committee

                                            James R. Gibbs, Chairman
                                            G. Clyde Buck
                                            Jerry W. Neely
                                            Wallace S. Wilson

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following line graph compares the cumulative total stockholder return of Smith's Common Stock against the cumulative total return of the S&P 500 Index and our Peer Group for each of the five years in the period starting December 31, 1995 and ending December 31, 2000. Our Peer Group consists of the following companies in the same general line of business as the Company: Baker Hughes, Inc., BJ Services Company, Cooper Cameron Corporation, Halliburton Company, Schlumberger Limited and Varco International Inc. Due to the significant number of mergers and acquisitions in the past several years, we revised our Peer Group this year to include the six largest publicly-held companies in the oilfield services industry. The following line graph reflects the return of both the revised Peer Group as well as our previous Peer Group.

     The results are based on an assumed $100 investment on December 31, 1995 and reinvestment of dividends (if applicable). For each index, total return is based on market capitalization of its components.

                              [PERFORMANCE GRAPH]

---------------------------------------------------------------------------------------------------------------------------
                         Dec. 1995        Dec. 1996        Dec. 1997        Dec. 1998        Dec. 1999        Dec. 2000
---------------------------------------------------------------------------------------------------------------------------
 Smith                    $100.00          $190.96          $261.17          $107.18          $211.44          $317.29
 S&P 500                  $100.00          $122.96          $163.98          $210.85          $255.21          $231.98
 Revised Peer Group       $100.00          $145.64          $232.34          $126.74          $177.71          $241.28
 Previous Peer Group      $100.00          $134.95          $201.76          $101.73          $143.55          $182.20

                         EXECUTIVE COMPENSATION TABLES

     The following table shows compensation for services to the Company of the persons who during 2000 were the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                             -------------------------------------
                                                                                                         PAYOUTS
                                                                                     AWARDS            -----------
                                               ANNUAL                        -----------------------      LONG
                                            COMPENSATION         OTHER       RESTRICTED   SECURITIES      TERM           ALL
                                          -----------------      ANNUAL        STOCK      UNDERLYING    INCENTIVE       OTHER
NAME OF INDIVIDUAL AND                    SALARY     BONUS    COMPENSATION     AWARDS      OPTIONS        PLAN       COMPENSATION
PRINCIPAL POSITION                 YEAR    $(1)        $           $             $           (#)       PAYOUTS ($)       $(2)
----------------------             ----   -------   -------   ------------   ----------   ----------   -----------   ------------
Doug Rock........................  2000   749,996   429,000       --            --          97,000         --          140,792(3)
 President and Chief Executive
 Officer                           1999   715,000         0       --            --          99,400         --           84,130
                                   1998   671,923   550,000       --            --         140,000         --          148,812
Loren K. Carroll.................  2000   468,000   250,000       --            --          55,000         --           84,774
 Executive Vice President,
 President and                     1999   450,008         0       --            --          40,500         --           52,319
 Chief Executive Officer of M-I    1998   424,251   288,000       --            --          64,000         --           87,650
John J. Kennedy..................  2000   329,992   140,000       --            --          22,000         --           54,446
 President and Chief Executive
 Officer, Wilson                   1999   302,322         0       --            --          20,200         --           34,212
                                   1998   258,862   157,500       --            --          38,000         --           51,646
Neal S. Sutton...................  2000   327,990   126,000       --            --          22,000         --           52,524
 Senior Vice
 President -- Administration,      1999   315,016         0       --            --          20,200         --           35,650
 General Counsel and Secretary     1998   264,046   161,000       --            --          38,000         --           52,687
Roger A. Brown...................  2000   275,002   120,000       --            --          22,000         --           45,446
 President, Smith Bits             1999   260,000    99,440       --            --          20,200         --           40,957
                                   1998   241,118   128,800       --            --          38,000         --           46,071

---------------

(1) The amounts in this column include compensation deferred by the Named Officers in 1998, 1999 and 2000 under the Smith International, Inc. Supplemental Executive Retirement Plan ("SERP").

(2) The amounts in this column include the Company's contribution to the Named Officers' account in the SERP in 1998, 1999 and 2000, excluding interest (at 120% of the applicable Federal long-term rate). In 2000, SERP contributions to the Named Officers' account are as follows: Mr. Rock: $127,642; Mr.
    Carroll: $69,924; Mr. Kennedy: $42,996; Mr. Sutton: $39,374; and Mr. Brown:
    $30,596. In addition, this column also reflects the Company's contributions to the Smith International, Inc. 401(k) Retirement Plan. The 2000 contributions to the Named Officers' 401(k) account are as follows: Mr.
    Rock: $13,150; Mr. Carroll: $14,850; Mr. Kennedy: $11,450; Mr. Sutton:
    $13,150; and Mr. Brown: $14,850.

(3) Mr. Rock received a lump sum cash payment of $9,694 in January 2001 for the actuarial present value of his vested accrued benefit under the Smith International, Inc. Supplemental Pension Plan which was terminated effective December 31, 2000.

OPTION/SAR GRANTS IN 2000

     The following table shows all grants of options to the Named Officers in 2000. No stock appreciation rights were granted in 2000.

                                                                 INDIVIDUAL GRANTS
                                  --------------------------------------------------------------------------------
                                    NUMBER OF
                                   SECURITIES       % OF TOTAL
                                   UNDERLYING     OPTIONS GRANTED   EXERCISE OR
                                     OPTIONS       TO EMPLOYEES     BASE PRICE    EXPIRATION       GRANT DATE
NAME                              GRANTED(#)(1)       IN 2000        ($/SHARE)       DATE      PRESENT VALUE($)(2)
----                              -------------   ---------------   -----------   ----------   -------------------
Doug Rock.......................      97,000          18.7%            61.50       12-05-10         2,974,020
Loren K. Carroll................      55,000          10.6%            61.50       12-05-10         1,686,300
John J. Kennedy.................      22,000           4.2%            61.50       12-05-10           674,520
Neal S. Sutton..................      22,000           4.2%            61.50       12-05-10           674,520
Roger A. Brown..................      22,000           4.2%            61.50       12-05-10           674,520

---------------

(1) Options were granted to the Named Officers on December 5, 2000 at an exercise price of $61.50. The exercise price per share is equal to the closing price of the Common Stock on the New York Stock Exchange Composite Tape on the date of grant. Options granted vest at a rate of 25% per year and will not begin to become exercisable until December 5, 2001. If a change of control occurs, all outstanding options would become exercisable immediately.

(2) Present value was calculated using the Black-Scholes option pricing model. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock, which will be determined by future events and unknown factors. The estimated values under the Black-Scholes model are based upon certain assumptions as to variables such as interest rate and stock price volatility. The ultimate value of the options will depend on the future market price of the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN 2000 AND DECEMBER 31, 2000 OPTION VALUES

     The following table provides information on options exercised by the Named Officers during 2000 and the value of options held by such officers at December 31, 2000.

                                                         NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS AT
                               SHARES                           DECEMBER 31, 2000           DECEMBER 31, 2000($)(1)
                             ACQUIRED ON      VALUE      -------------------------------   -------------------------
NAME                         EXERCISE(#)   REALIZED($)      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                         -----------   -----------   -------------------------------   -------------------------
Doug Rock..................    216,188     10,126,695            142,350/256,550              4,165,425/7,556,795
Loren K. Carroll...........     92,675      5,500,201             88,125/124,375              2,941,592/3,463,475
John J. Kennedy............     18,725      1,124,864             49,950/ 59,250              1,884,031/1,809,374
Neal S. Sutton.............     63,750      3,110,128             26,600/ 59,250                806,268/1,809,374
Roger A. Brown.............     59,700      2,987,868             20,400/ 59,250                772,152/1,809,374

---------------

(1) Value based on the closing price on the New York Stock Exchange Composite Tape for the Common Stock on December 31, 2000 ($74.5625).

                  RETIREMENT BENEFITS AND EMPLOYMENT CONTRACTS

PENSION PLAN

     Smith International, Inc. Restated Pension Plan. The Company has a defined benefit pension plan (the "Restated Pension Plan") which is currently frozen. The benefit accruals were frozen effective March 1, 1987, and the amount of the pension benefit was fixed for all eligible employees based only upon benefit accruals from September 1, 1985 to March 1, 1987. Any benefits under the Restated Pension Plan are offset by benefits paid under a previous pension plan of the Company.

     The following table illustrates the estimated annual retirement benefit payable as a life annuity under the Restated Pension Plan to any employee retiring at normal retirement age in various compensation levels and certain years-of-service classifications.

                               PENSION PLAN TABLE

                                                           ESTIMATED ANNUAL PENSION FOR
                                                                 YEARS OF SERVICE
                                                          ------------------------------
COMPENSATION                                                 20         25         30
------------                                              --------   --------   --------
$  125,000..............................................  $ 3,280    $ 3,280    $ 3,280
   200,000..............................................    5,250      5,250      5,250
   300,000..............................................    7,875      7,875      7,875
   400,000..............................................   10,500     10,500     10,500
   500,000..............................................   13,125     13,125     13,125
   700,000..............................................   18,375     18,375     18,375
   800,000..............................................   21,000     21,000     21,000
   900,000..............................................   23,625     23,625     23,625
 1,000,000..............................................   26,250     26,250     26,250

     Since benefit accruals under the Restated Pension Plan have been frozen since March 1, 1987, the years of service for the Named Officers is only the period from September 1, 1985 to March 1, 1987. The annual pension benefit that would be payable at age 65 under the Restated Pension Plan to the Named Officers are as follows: Mr. Rock: $8,150; Mr. Carroll: $4,282; Mr. Kennedy: $-0-; Mr.
Sutton: $-0-; and Mr. Brown: $-0-.

     Smith International, Inc. Supplemental Pension Plan. The Company terminated the Smith International, Inc. Supplemental Pension Plan effective December 31, 2000. Lump sum cash payments aggregating $1.6 million were made to participants in January 2001 for the actuarial present value of the participant's vested accrued benefits under the plan.

SMITH INTERNATIONAL, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP")

     The Company adopted the SERP effective October 1, 1993. It is a non-qualified, deferred compensation plan covering all of the executive officers and certain other participants. The primary purpose of the SERP is to provide executives who are affected by the Internal Revenue Code limitations under the Company's 401(k) Retirement Plan (the "401(k) Plan") with the opportunity to defer a portion of their current compensation. Distributions may generally be made following a participant's termination of employment. A participant in the SERP may defer up to 50% of his or her salary for a plan year ending December
31. A participant may also defer up to 100% of any bonus awarded during the plan year. The Company may also make contributions to the SERP on behalf of its participants.

     Age-Weighted Contributions. Effective as of the last day of each quarter during the year, a contribution may be allocated under the SERP based on the participant's age-weighted contribution percentage ("AWCP") ranging from 2 to 6%. The difference between a participant's (i) "Total 401(k) Compensation" and his or her (ii) "Net 401(k) Compensation" is multiplied by the AWCP to compute the age-weighted contribution for the year. "Total 401(k) Compensation" generally means the total of all cash amounts paid by the Company to a participant, including deferred amounts. "Net 401(k) Compensation" generally means Total 401(k) Compensation less participant contributions to the SERP, but not to exceed $170,000 for any year. Effective January 1, 1995, the SERP was amended to fix the AWCP for the executive officers at 6%.

     Matching Contributions. The SERP contains matching provisions that mirror the matching formulas in effect for the 401(k) Plan, but without regard to certain Internal Revenue Code limits applicable to the 401(k) Plan. Matching contributions for a plan year in both the SERP and the 401(k) Plan combined cannot exceed 6% of a participant's Total 401(k) Compensation net of any incentive bonus. Effective January 1, 1995, the SERP was amended so that executive officers will receive matching contributions up to 6% of their Total 401(k) Compensation.

     Discretionary Profit Sharing Contributions. The Compensation Committee may, in its discretion, determine the amount of any profit sharing contribution for a plan year and how such amount is to be allocated among the SERP participants.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Messrs. Rock, Sutton and one senior officer. These agreements have an initial term of three years and are automatically extended for an additional year at each anniversary date. The employment agreements with Messrs. Rock, Sutton and one senior officer contain the employee's salary and other conditions of employment and entitle the employee to participate in the Company's bonus program and other benefit programs.

     On January 4, 2000, the Company entered into Change-of-Control Employment Agreements ("Agreements") with seven executive officers, including Messrs. Rock, Carroll, Kennedy, Sutton and Brown. In the event of a "change of control" of the Company, as defined in the Agreements, the Agreements provide for the continued employment of the seven executive officers for a period of three years and provide for the continuation of salary and benefits. If the executive is terminated by the Company (other than for cause, death or disability), or if the executive elects to terminate his or her employment for "Good Reason" as defined in the Agreements, the executive is entitled to receive a lump sum payment in cash equal to the aggregate of the following amounts: (i) current annual base salary and pro rata bonus through the date of termination; (ii) any compensation previously deferred by the executive and any accrued vacation pay; (iii) three times the executive's annual base salary and Highest Annual Bonus, as defined in the Agreements; and (iv) any actuarial difference in the SERP benefit the executive would have received had the executive's employment continued for three years after the date of the executive's termination.

     The executive would also receive continued coverage under applicable welfare and benefit plans for three years. The Agreements also provide for an additional payment to the executive of an amount equal to any Excise Tax (as defined in the Agreements), imposed on the aggregate cash payment described above and any income taxes imposed on such additional payment, so that the executive receives the amount that would have been received had any Excise Tax not been imposed. The determination of whether and when the additional payment is required and the amount of such payment will be made by Arthur Andersen.

                        ADDITIONAL INFORMATION ABOUT OUR
                        DIRECTORS AND EXECUTIVE OFFICERS

COMPLIANCE WITH SECTION 16(a) REPORTING

     The rules of the SEC require that the Company disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers. Based on Company records and representations by its directors and executive officers, the Company believes that during 2000 all filings were made in compliance with SEC requirements.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table shows certain information about stock ownership of all persons known to the Company to own of record or beneficially more than 5% of the outstanding Common Stock of the Company as of March 1, 2001. This information is based upon information furnished to the Company by these persons and statements filed with the SEC:

NAME AND ADDRESS                                              AMOUNT AND NATURE OF   PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIAL OWNERSHIP     CLASS
-------------------                                           --------------------   ----------
FMR Corp....................................................       7,543,386           14.92%
  82 Devonshire Street
  Boston, Massachusetts 02109
A.I.M. Management Group, Inc. ..............................       2,851,450             5.6%
  11 Greenway Plaza, Suite 100
  Houston, Texas 77046

                PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE SMITH
              INTERNATIONAL, INC. STOCK PLAN FOR OUTSIDE DIRECTORS

     At the meeting, you will be asked to approve amendments to the Smith International, Inc. Stock Plan for Outside Directors (the "Stock Plan") to increase (i) the number of shares of Common Stock reserved for the Stock Plan by 20,000 and (ii) the number of shares of Common Stock each non-employee director will receive annually under the Stock Plan by 200. Upon your approval, the term of the Stock Plan would be extended until April 24, 2011.

     The Stock Plan was initially adopted and approved by the stockholders on April 28, 1992. A total of 20,000 shares of Common Stock were reserved for issuance. An additional 20,000 shares were reserved and approved by the stockholders on April 22, 1998. The Stock Plan currently provides that non-employee directors receive 200 shares of Common Stock per year. The proposed amendments would increase that number to 400 shares of Common Stock per year. In addition, the Stock Plan provides that the Board of Directors of the Company may, in its discretion, designate non-employee directors to receive grants of restricted stock awards under the Stock Plan. The Company terminated its Directors' Retirement Plan in 1998 and granted each of the non-employee directors restricted stock awards under the Stock Plan to fund the actuarial value of their accrued benefits under the retirement plan. As of March 1, 2001, there were no shares available under the Stock Plan for issuance.

     The following table shows the value of all shares of Common Stock the Board of Directors expects to issue under the Stock Plan on April 24, 2001, assuming the proposed amendments to the Stock Plan are approved by the stockholders:

             NAME OF NON-EMPLOYEE DIRECTOR               DOLLAR VALUE(1)   NUMBER OF SHARES
             -----------------------------               ---------------   ----------------
Benjamin F. Bailar.....................................      $30,200             400
G. Clyde Buck..........................................      $30,200             400
James R. Gibbs.........................................      $30,200             400
Jerry W. Neely.........................................      $30,200             400
Wallace S. Wallace.....................................      $30,200             400

---------------

(1) Based upon the last reported sales price of the Common Stock as of March 1, 2001 ($75.50).

     It is important for the Company to attract outstanding directors and to retain their services. The additional shares that are being requested for the Stock Plan will be used as incentive for securing and retaining qualified non-employee persons to serve on the Board of Directors of the Company.

     This summary of the Stock Plan is qualified in its entirety by the full text of the Stock Plan. Any stockholder may obtain a copy of the Stock Plan by writing to Smith International, Inc., 16740 Hardy Street,

Houston, Texas 77032, Attention: Corporate Secretary. Requests may also be made by fax to (281) 233-5996 or to the Company's website at (www.smith.com).

     The Board of Directors may modify, revise or terminate the Stock Plan at any time. If any amendment to the Stock Plan requires the approval of our stockholders in order to assure that it complies with the rules of the SEC or the New York Stock Exchange, then an amendment would only be made after obtaining the required stockholder vote.

     The affirmative vote of a majority of the shares represented at the annual meeting will be sufficient to approve the amendments to the Stock Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE STOCK PLAN.

            PROPOSAL 3: APPROVAL OF ARTHUR ANDERSEN LLP AS AUDITORS

     The Board of Directors has selected Arthur Andersen LLP to audit the books and records of the Company for its fiscal year ending December 31, 2001. The Company has been advised by Arthur Andersen that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm's engagement as auditors, tax advisors and consultants.

     Arthur Andersen has been the Company's independent public accounting firm since 1952. The firm has offices in or convenient to most of the locations in the world where the Company and its subsidiaries operate. Representatives of Arthur Andersen are not expected to be present at the Annual Meeting, will not have the opportunity to make a statement if they so desire and will not be available to respond to appropriate questions.

FEES PAID TO ARTHUR ANDERSEN LLP

     Audit Fees. Fees for the fiscal year 2000 audit of the Company's consolidated financial statements and the review of Forms 10-Q for the fiscal year 2000 were $970,000. These fees also include the audit of the combined financial statements for fiscal year 2000 of M-I, the Company's 60 percent owned joint venture.

     Financial Information Systems Design and Implementation. During fiscal year 2000, the Company did not engage Arthur Andersen to render financial information systems design and implementation services.

     Other Fees. The Company incurred an aggregate of $880,000 in fees to Arthur Andersen during fiscal year 2000 for all non-audit services. Other fees primarily relate to employee benefit plan audits and related consultation, various statutory audits and income tax work other than that directly related to the audit of the financial statements for fiscal year 2000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE CONTINUED ENGAGEMENT OF ARTHUR ANDERSEN LLP TO AUDIT THE BOOKS AND RECORDS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any other business for action at the meeting, and the Company has not been advised of any other business intended to be presented by others.

                            STOCKHOLDERS' PROPOSALS

     In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted to the Company in writing by no later than November 22, 2001. In addition, in order for a stockholder to bring any business before a stockholder meeting, timely notice must be received by the Company in writing by no later than November 22, 2001, in accordance with the Company's Restated Bylaws.

                    ANNUAL REPORT AND FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S 2000 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS PROXY STATEMENT. WE WILL PROVIDE WITHOUT CHARGE THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, TO ANY PERSON REQUESTING A COPY IN WRITING AND STATING THAT HE OR SHE WAS A BENEFICIAL HOLDER OF THE COMPANY'S COMMON STOCK ON MARCH 1, 2001. THE COMPANY WILL ALSO FURNISH COPIES OF ANY EXHIBITS TO THE FORM 10-K AT $0.50 PER PAGE, PAID IN ADVANCE. REQUESTS AND INQUIRIES SHOULD BE ADDRESSED TO:

                  INVESTOR RELATIONS
                  SMITH INTERNATIONAL, INC.
                  P. O. BOX 60068
                  HOUSTON TX 77205-0068

     The Company's 2000 Annual Report to Stockholders should not be regarded as proxy soliciting material or as a communication for which a solicitation of proxies is to be made.

                                            By Order of the Board of Directors

                                            /s/ Neal S. Sutton Sig
                                            Neal S. Sutton
                                            Secretary

                                   APPENDIX A

                           SMITH INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER

     The primary responsibility for the Company's financial reporting and internal operating controls is vested in senior management as overseen by the Board of Directors ("Board"). The Audit Committee ("Committee") is a standing committee appointed by the Board to assist it in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors. The Committee shall be composed of such number of independent directors as shall be determined, from time to time, by the Board, and each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange.

     The Committee shall have unrestricted access to Company personnel and documents and will be given the resources necessary to discharge its responsibilities. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee will meet on a regular basis and call special meetings as required. The Committee shall make regular reports to the Board.

     The Committee shall have the following duties and responsibilities, which may be changed from time to time by the Board:

                             I. FINANCIAL REPORTING

     To accomplish its responsibilities in the area of financial reporting, the Committee will:

     1. Oversee the external audit coverage, including

          (i) Recommend annually to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board.

          (ii) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit and approve the auditor's engagement letter.

          (iii) Meet with the independent auditor prior to the audit to review the changes in audit procedures, planned scope and staffing of the audit and the estimated fees.

          (iv) Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgment made in connection with the preparation of the Company's financial statements.

          (v) Review non audit services performed for the Company by the independent auditor.

          (vi) Approve the fees to be paid to the independent auditor.

          (vii) Evaluate, together with the Board, the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor.

     2. Review proposed significant changes to the Company's accounting principles and practices required by professional accounting standards or as suggested by management.

     3. Review the financial statements, including

          (i) Review with management and the independent auditor the Company's quarterly financial statements and the independent auditor's review letter prior to the filing of the Company's quarterly report on Form 10-Q.

          (ii) Review the annual audited financial statements, independent auditor's opinion and management letters with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of the internal controls that could materially affect the Company's financial statements.

          (iii) Review other financial reports requiring approval by the Board before submission to the Securities and Exchange Commission or other government agencies.

     4. Inquire about the existence and substance of any significant accounting accruals, reserves or estimates made by management that had or may have a material impact on the financial statements.

     5. Review with management the management's discussion and analysis section of the annual report on Form 10-K.

     6. Review with the independent auditor any problems or difficulties the auditor may have encountered with any management letter provided by the auditor and the Company's response to that letter, including how any problems or difficulties were resolved. Such a review should include:

          (i) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (ii) Any changes required in the planned scope of the audit.

          (iii) The internal audit department responsibilities, budget and staffing.

     7. Obtain from management a notification of issues and responses whenever a second opinion is sought from an independent public accountant.

     8. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate steps to satisfy itself of the independence of the auditor.

                            II. CORPORATE GOVERNANCE

     The responsibility of the Committee in the area of corporate governance is to review whether the Company is in reasonable compliance with pertinent laws and regulations and is maintaining effective controls with respect to the assets and the books and records of the Company. To accomplish this, the Committee will:

     1. Review corporate policies relating to compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud.

     2. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     3. Determine the extent to which the planned audit scope of the independent auditor can be relied on to detect fraud or weaknesses in internal controls, and review management's plans to monitor compliance with these internal controls.

     4. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

     5. Obtain reports from management and the Company's Director of Internal Audit that the Company's subsidiary and foreign affiliate entities are in conformance with applicable legal requirements and the Company's corporate policies and inquire of the independent auditor whether anything in these areas has come to their attention.

     6. Review with the Company's General Counsel:

          (i) Any questionable or possible illegal activities or payments reported to the Committee.

          (ii) Any legal matters that may have a material impact on the financial statements of the Company.

          (iii) The Company's compliance policies.

          (iv) Any material reports or inquiries received from regulators or governmental agencies.

     7. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's corporate policies.

     8. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     9. Meet at least annually with the Chief Financial Officer, the Director of Internal Audit and the independent auditor in separate executive sessions.

                             III. INTERNAL CONTROL

     It is incumbent on the Committee to fulfill its oversight responsibilities without unnecessary or inappropriate intervention with the prerogatives of corporate management. Nevertheless, to carry out its responsibility, the Committee should:

     1. Review the appointment and replacement of the Director of Internal
Audit.

     2. Meet privately with the independent auditor to discuss pertinent matters, including quality of management, financial and accounting personnel, or any other matters that should be discussed with the Committee.

     3. Review the work and performance of the Company's internal audit function including the scope of planned audits, the results of significant audits and management's response. Determine from the internal auditors whether there is a need for any significant change in the Company's system of internal controls.

     4. Review different aspects of the Company on a planned basis to ensure a general understanding of the operations and functional areas of the organization.

     5. Direct special investigations into significant matters brought to its attention within the scope of its duties.

     6. Review this Charter annually and propose any recommended changes to the Board.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and with the Company's corporate policies.

----- PLEASE MARK YOUR                                                 |
  X   VOTES AS IN THIS                                                 |    7551
----- EXAMPLE.                                                         |
                                                                       -------

     This proxy will be voted as directed below, or where no direction is given, will be voted "FOR" Items 1, 2 and 3 and in the discretion of the proxies on all other matters.
--------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
--------------------------------------------------------------------------------
                                        FOR    WITHHELD    NOMINEES:
1. Election of                          [ ]      [ ]       01. James R. Gibbs
   Directors.                                              02. Jerry W. Neely

For, except vote withheld from the following nominee(s):


--------------------------------------------------------

                                        FOR    AGAINST     ABSTAIN
2. Approval of amendments to stock      [ ]      [ ]         [ ]
   Plan for Outside Directors.

3. Approval of Arthur Andersen LLP      [ ]      [ ]         [ ]
   as independent auditors of
   the Company.

4. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment
   thereof.
--------------------------------------------------------------------------------
                                                --------------------------------
                                                         SPECIAL ACTION
                                                --------------------------------
                                                  Comments or change of address
                                                  on reverse side.

                                                --------------------------------




SIGNATURES(S)___________________________________________DATE____________________
NOTE: Signature(s) should agree with name(s) as printed on this proxy. When signing in a fiduciary capacity, please give title as such. Co-fiduciaries and joint owners should each sign.

P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             SMITH INTERNATIONAL, INC.
R
          The undersigned hereby appoints Doug Rock and Neal S. Sutton, and each
O of them, as his or her Proxy with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of SMITH
X INTERNATIONAL, INC. to be held at 700 King Street, Wilmington, Delaware on April 24, 2001 at 9:00 a.m., and at any adjournments thereof, on all
Y    matters that may properly come before the meeting.

          YOUR SHARES WILL BE VOTED AS DIRECTED ON THIS CARD. IF SIGNED AND NO DIRECTION IS GIVEN FOR ANY ITEM, IT WILL BE VOTED IN FAVOR OF ITEMS 1, 2 AND 3.

          Please sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.

     Comments/Address Change:
                            ----------------------------------------------------


     ---------------------------------------------------------------------------


     ---------------------------------------------------------------------------


     ---------------------------------------------------------------------------

                  YOUR VOTE IS VERY IMPORTANT. THANK YOU FOR VOTING.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
  P                        SMITH INTERNATIONAL, INC.

  R       The undersigned hereby appoints Doug Rock and Neal S. Sutton, and each of them, as his or her Proxy with full power of substitution in each, to O represent the undersigned at the Annual Meeting of Shareholders of SMITH
     INTERNATIONAL, INC. to be held at 700 King Street, Wilmington, Delaware on X April 24, 2001 at 9:00 a.m., and at any adjournments thereof, on all matters that may properly come before the meeting.
  Y
          YOUR SHARES WILL BE VOTED AS DIRECTED ON THIS CARD. IF SIGNED AND NO DIRECTION IS GIVEN FOR ANY ITEM, IT WILL BE VOTED IN FAVOR OF ITEMS 1, 2 AND 3.

          To vote by telephone or internet, please see the reverse of this card. To vote by mail, please sign and date this card on the reverse, tear off at the perforation, and mail promptly in the enclosed postage-paid envelope.

     Comments/Address Change:___________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

               YOUR VOTE IS VERY IMPORTANT. THANK YOU FOR VOTING.



--------------------------------------------------------------------------------
  * IF YOU ARE VOTING BY MAIL, DETACH PROXY CARD HERE, SIGN, DATE AND MAIL IN
                        POSTAGE-PAID ENVELOPE PROVIDED *



                           [SMITH LOGO APPEARS HERE]


                 LOG ONTO OUR WEB SITE AT http://www.smith.com
                       FOR MORE COMPREHENSIVE INFORMATION




TO VIEW YOUR SHAREHOLDER ACCOUNT ON THE INTERNET, PLEASE CALL FIRST CHICAGO TRUST COMPANY TOLL FREE AT 1-877-THEWEB7 (1-877-843-9327) AND THEY WILL MAIL YOU A PASSWORD THAT PROVIDES YOU SECURE ACCOUNT ACCESS. IF YOU ARE CALLING FROM OUTSIDE NORTH AMERICA, PLEASE CALL 201-536-8073.

[X] PLEASE MARK YOUR                                              |
    VOTES AS IN THIS                                              |   7551
    EXAMPLE.                                                      |_ _ _

    This Proxy will be voted as directed below, or where no direction is given, will be voted "FOR" Items 1, 2 and 3 and in the discretion of the proxies on all other manners.

--------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
--------------------------------------------------------------------------------
                                FOR       WITHHELD        NOMINEES:
  1. Election of Directors.     [ ]         [ ]           01. James R. Gibbs
                                                        02. Jerry W. Neely

  For, except vote withheld from the following nominee(s):


  -----------------------------------------------------------------

  2. Approval of amendment to Stock Plan for Outside Directors

          FOR                AGAINST              ABSTAIN
          [ ]                  [ ]                  [ ]

  3. Approval of Arthur Andersen LLP as independent auditors of the Company

          FOR                AGAINST              ABSTAIN
          [ ]                  [ ]                  [ ]

  4. In the discretion of the proxies on any other matters that may properly come before the meeting or any adjournment thereof
--------------------------------------------------------------------------------

                                             -----------------------------------
                                                      SPECIAL ACTION
                                             -----------------------------------
                                              Comments or change of address [ ]
                                              on reverse side.

                                             -----------------------------------




SIGNATURE(S)                                            DATE
            -------------------------------------------      -------------------
NOTE: Signature(s) should agree with name(s) as printed on this proxy. When signing in a fiduciary capacity, please give title as such. Co-fiduciaries and joint owners should each sign.


             ~~ PLEASE CAREFULLY DETACH HERE AND RETURN THIS PROXY
                       IN THE ENCLOSED REPLY ENVELOPE ~~



--------------------------------------------------------------------------------



[SMITH LOGO]

SMITH INTERNATIONAL, INC. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically over the Internet or by telephone. This eliminates the need to return the proxy card.

TO VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET, YOU MUST HAVE YOUR PROXY CARD AND SOCIAL SECURITY NUMBER AVAILABLE. THE SERIES OF NUMBERS THAT APPEAR ON THE TOP OF YOUR PROXY CARD MUST BE USED TO ACCESS THE SYSTEM.

1. To vote by telephone: On a touch-tone telephone, call 1-877-779-8683 toll free from the U.S. and Canada.

2. To vote via the Internet: Access the World Wide Web site htpp://www.eproxyvote.com/sii

Voting by telephone and via the Internet is available 24 hours a day, 7 days a week.

Your vote by telephone or via the Internet authorizes the named proxies in the same manner as if you completed, signed, dated and mailed the proxy card.

If you choose to vote your shares by telephone or via the Internet, there is no need for you to mail back your proxy card.


                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.